                                                                    EXHIBIT 10.9

                             SHAREHOLDERS AGREEMENT

         SHAREHOLDERS AGREEMENT, dated as of September 9, 1999, among Telergy, Inc., a New York corporation (together with its successors and assigns, the "Company"), the shareholders whose names appear on the signature page of this Agreement (the "Kelly Shareholders ") and GC Dev. Co., Inc., a Delaware corporation (together with its successors and assigns, the "Purchaser").


                              W I T N E S S E T H :


                  WHEREAS, the Company and the Purchaser have entered into an Amended and Restated Securities Purchase Agreement dated as of July 28, 1999 (the "Amended and Restated Securities Purchase Agreement"); and

                  WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide for certain matters with respect to the Company and desire to enter into this Agreement in order to effectuate that purpose.

                  NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:


                                   Article I
                              CERTAIN DEFINITIONS

                  Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                  "Agreement" shall mean this Agreement as in effect on the date hereof and as hereafter from time to time amended, modified or supplemented in accordance with the terms hereof.

                  "Amended and Restated Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company filed with the
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         Secretary of State of the State of New York in accordance with Section
         1.5 of the Amended and Restated Securities Purchase Agreement.

                  "Amended and Restated Securities Purchase Agreement" shall have the meaning set forth in the recitals hereto, as such agreement may be amended from time to time.

                  "Ancillary Documents" shall mean this Agreement, the Registration Rights Agreement, the Warrant, the Amended and Restated Certificate of Incorporation and the Certificate of Designations.

                  "Associate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

                  "Board of Directors" shall mean the Board of Directors of the Company as from time to time hereafter constituted.

                  "Business Day" shall mean any day, other than a Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or obligated by law or executive order to close.

                  "Certificate of Designations" shall mean the Certificate of Designations of the Company filed with the Secretary of State of the State of New York in accordance with Section 1.5 of the Amended and Restated Securities Purchase Agreement.

                  "Class A Common Stock" shall mean the Class A Common stock, par value $.0001 per share, of the Company and any securities of the Company into which such Class A Common Stock may be reclassified, exchanged or converted.

                  "Class C Common Stock" shall mean the Class C Common Stock, par value $0.0001 per share, of the Company and any securities of the Company into which such Class C Common Stock may be reclassified, exchanged or converted.

                  "Common Stock" shall mean the Class A Common Stock and the Class C Common Stock and any other common stock of the Company.

                  "Company" shall have the meaning set forth in the preamble hereto.

                  "Designee" shall have the meaning set forth in Section 2.1(a).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Global Crossing" shall mean Global Crossing Ltd., a company formed under the laws of Bermuda, together with its successors by operation of law.

                  "Initial Public Offering" shall mean the initial public offering of Common Stock or other equity securities of the Company pursuant to a registration statement declared effective under the Securities Act.

                  "Kelly Shareholders" shall have the meaning set forth in the preamble hereto.

                  "Person" shall mean an individual, corporation, unincorporated association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint stock company, joint venture, business trust or unincorporated organization, limited liability company, any governmental entity or any other entity of whatever nature.

                  "Preferred Shares" shall have the meaning set forth in the Amended and Restated Securities Purchase Agreement.

                  "Purchaser" shall mean GC Dev. Co., Inc., together with its successors by operation of law and permitted assigns pursuant to
         Section 5.10.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of the date hereof between the Company and the Purchaser, as it may be amended from time to time.

                  "Representatives" shall mean, with respect to any Person, such
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         Person's directors, officers, employees, agents and other
         representatives acting in such capacity.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company, joint venture or other entity of which 50% or greater of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such Person.

                  "Transfer" shall have the meaning set forth in Section 3.1.

                  "Voting Stock" shall mean shares of the Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors of the Company.

                  "Warrant" shall have the meaning set forth in the Amended and Restated Securities Purchase Agreement.

                  "Warrant Shares" shall have the meaning set forth in the Amended and Restated Securities Purchase Agreement.


                                   ARTICLE II

                              CORPORATE GOVERNANCE


            Section 2.1  Board of Directors.

                  (a) On the date of this Agreement, and from time to time thereafter for as long as the Voting Stock owned by Global Crossing or its Affiliates or issuable upon the exercise of the Warrant constitutes at least five percent (5%) of the sum of (i) the issued and outstanding shares of the Voting Stock of the Company plus (ii) the shares of Voting Stock of the Company issuable upon the exercise of options, warrants and other convertible securities which are then exercisable, the Company and the Kelly Shareholders shall take all such actions as may be necessary or appropriate to cause one (1) person designated by the Purchaser, who shall be an officer or director of
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Global Crossing and shall be subject to the reasonable consent of the Kelly
Shareholders (the "Designee"), to be elected or re-elected as a member of the Board of Directors and to be maintained in such position at all times, provided that any such Designee may be removed for cause. So long as the Designee has been so approved by the Kelly Shareholders and is an officer or director of Global Crossing, the Designee shall continue to serve until his or her successor is duly elected.

                  (b) Subject to applicable law, in the event that the Designee on the Board of Directors shall cease to serve as a director for any reason (other than the failure of the shareholders of the Company to elect such person as director), the Company and the Kelly Shareholders shall take all such actions as may be necessary or appropriate to cause a Designee of the Purchaser who shall be an officer or director of Global Crossing and who is reasonably acceptable to the Kelly Shareholders to be appointed to fill such vacancy as promptly as possible (which Designee shall be subject to the reasonable approval of a majority of the Members of the Board of Directors).

Section 2.2 Reimbursement of Expenses; Attendance at Board Meetings; Indemnification. The Company will reimburse the Designee for all reasonable costs and expenses (including travel expenses) incurred in connection with the Designee's attendance at meetings of the Board or any committee of the Board upon which the Designee may be appointed by the Board, in its sole discretion. The Company will pay the Designee annual fees and fees for attending Board or committee meetings to the same extent as other independent directors of the Company. The Company shall indemnify the Designee to the same extent it indemnifies its other directors pursuant to its organizational documents and applicable law.

Section 2.3 Voting. Except as set forth in the Amended and Restated Certificate of Incorporation or the Certificate of Designations, the Purchaser will not be entitled or permitted to vote the Preferred Shares, or act by written consent with respect to the Preferred Shares, on any matter required or permitted to be voted upon by the holders of Voting Stock.


                                   ARTICLE III

                                    TRANSFER

         Section 3.1  Transfer.

                  (a) The Purchaser shall not, directly or indirectly, sell, transfer, pledge, hypothecate or otherwise dispose of ("Transfer") all or any portion of the Warrant, except for Transfers, upon five business days' notice to the Company, to Global Crossing or direct or indirect wholly owned Subsidiaries of Global Crossing who agree to be bound by the provisions of this Agreement, the Registration Rights Agreement and the Warrant. Notwithstanding the foregoing, the Purchaser may Transfer any of the Preferred Shares or the Warrant Shares, but the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Purchaser agrees to the imprinting, so long as necessary as provided in this Section 3.1(a), of the following legends on certificates representing any of the securities referenced in this Section 3.1(a).

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 9, 1999, AMONG TELERGY, INC., GC DEV. CO., INC. AND CERTAIN OTHER SHAREHOLDERS SIGNATORY THERETO (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "SHAREHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.

         NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                  The second legend set forth above shall be removed if and when
(i) the securities represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or (ii) the Purchaser delivers to the Company an opinion of counsel reasonably acceptable to the Company to the effect that such legend is no longer necessary.

                  (b) With respect to any proposed sale by any of the Kelly Shareholders or any of their Affiliates (each, a "Transferring Shareholder ") of Voting Stock to any Person other than an Affiliate or Associate of the Kelly Shareholders (a "Third Party") (other than in a public offering), whether pursuant to a stock sale, merger, consolidation, a tender or exchange offer or any other transaction (any such transaction, a "Sale"), such Transferring Shareholder will have the obligation, and the Purchaser will have the right, to require the Third Party to purchase from the Purchaser, if the Purchaser exercises its rights under this Section 3.1(b), a number of shares of Voting Stock (of each class subject to the Sale (it being understood for the purposes of this Section 3.1(b) that the Class A Common Stock and the Class C Common Stock are of the same class), up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of outstanding shares of such class owned by the Purchaser on the 7th Business Day following receipt by the

Purchaser of the notice from the Transferring Shareholder described in the next paragraph (the "Determination Date") by (B) the aggregate number of outstanding shares of such class owned by the Purchaser and the Transferring Shareholder on the Determination Date, and (ii) the total number of shares of such class proposed to be directly or indirectly sold to the Third Party by such Transferring Shareholders in the contemplated Sale, at the same price per share and upon the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid by and given to such Transferring Shareholder. In order to be entitled to exercise its right to sell Voting Stock to the Third Party pursuant to this Section 3.1(b), the Purchaser must agree to make to the Third Party the same covenants, indemnities (with respect to all matters other than the Transferring Shareholder's ownership of Voting Stock) and agreements as the Transferring Shareholder agrees to make in connection with the Sale and such representations and warranties (and related indemnification) as to its ownership of its Voting Stock as are given by the Transferring Shareholder with respect to the Transferring Shareholder's ownership of Voting Stock; provided that all such covenants, indemnities and agreements shall be made by the Purchaser severally and not jointly and that the liabilities thereunder shall be several and not joint other than costs which shall be borne on a pro rata basis based on the number of shares sold by each of the Transferring Shareholder and the Purchaser.

                  The Transferring Shareholder will give notice to the Purchaser of each proposed Sale at least 10 Business Days prior to the proposed consummation of such Sale, setting forth the number of shares of Voting Stock (of each class) proposed to be so sold, the name and address of the Third Party, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Transferring Shareholder will provide such information, to the extent reasonably available to such Transferring Shareholder, relating to such consideration as the Purchaser may reasonably request in order to evaluate such non--cash consideration) and other terms and conditions of payment offered by the Third Party. The tag-along rights provided by this Section 3.1(b) must be exercised by the Purchaser within 7 Business Days following receipt of the notice required by the preceding sentence by delivery of an irrevocable written notice to the Transferring Shareholder indicating the Purchaser's exercise of its rights and specifying the maximum number of shares of Voting Stock (of each class). Absent timely receipt by the Transferring Shareholder of such notice, the Purchaser's tag-along rights with respect to the proposed Sale shall be deemed waived. the Purchaser will be entitled under this Section 3.1(b) to sell to the Third Party the number of Shares determined in accordance with Section 3.1(b).

                  If the Purchaser exercises its, her or his rights under
Section 3.1(b), the closing of the purchase of the shares with respect to which such rights have been exercised is subject to, and will take place concurrently with, the closing of the sale of the Transferring Shareholder's shares to the Proposed Transferee.

                  (c) If the Kelly Shareholders receive an offer from a Third Party to purchase (other than in a public offering) 100% of the Voting Stock then outstanding and such offer is accepted by the Kelly Shareholders (in such capacity, the "Dragging Parties"), then the Purchaser hereby agrees that, if requested by the Dragging Parties, it will sell to such Third Party on the same terms and conditions (including, without limitation, time of payment and form of consideration) as to be paid and given to the Dragging Parties all of the Voting Stock beneficially owned by it (of such class).

                  The Dragging Parties will give written notice (the "Drag-Along Notice") to the Purchaser of any proposed sale giving rise to the rights of the Dragging Parties set forth in Section 3.1(c) as soon as practicable following the acceptance of the offer referred to in Section 3.1(c). The Drag-Along Notice will set forth the number of shares of Voting Stock (of each class) proposed to be so sold, the name of the Third Party, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Parties will provide such information, to the extent reasonably available to the Dragging Parties, relating to such consideration as the Purchaser may reasonably request in order to evaluate such non-cash consideration), the number of shares of Voting Stock (of each class) sought and the other terms and conditions of the offer. The Dragging Parties will notify the Purchaser at least 15 Business Days in advance of the closing of the sale of shares to the Third Party. In any such agreement, the Purchaser will be required (i) to make or agree to the same covenants, indemnities (with respect to all matters other than the Dragging Parties' ownership of Voting Stock) and agreements as the Dragging Parties so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the number of shares sold by each party, (ii) to make representations and warranties (and provide related indemnification) as to their ownership of their Voting Stock as are given by the Dragging Parties with respect to the Purchaser's ownership of Voting Stock and (iii) to pay their proportionate share of the reasonable costs incurred in connection with such transaction to the extent not paid or reimbursed by the Company or the transferee or acquiring Person. If the sale referred to in the Drag-Along Notice is not consummated within 90 days from the date of the Drag-Along Notice, the Dragging Parties must deliver another Drag-Along Notice in order to exercise their rights under this
Section 3.1(c) with respect to such sale or any other sale.

                  Section 3.2 Certain Permitted Transactions.

                  Notwithstanding the foregoing, this Agreement shall not prohibit the consummation of any transaction expressly provided for in the Amended and Restated Securities Purchase Agreement including the acquisition of the Preferred Shares and the acquisition and/or exercise of the Warrant or any purchase of the Warrant Shares upon exercise of the Warrant.

                  Section 3.3  Preemptive Rights.

                  (a) In the event that the Company proposes to issue or sell any shares of Voting Stock or any securities convertible, exchangeable or exercisable for shares of Voting Stock (the "Additional Securities"), the Company shall, no later than 15 days prior to the consummation of such transaction (a "Preemptive Rights Transaction"), give notice in writing (the "Preemptive Right Notice") to the Purchaser of such Preemptive

Rights Transaction. The Preemptive Rights Notice shall describe the proposed Preemptive Rights Transaction and contain an offer (the "Preemptive Rights Offer") to sell to the Purchaser, at the same price and for the same consideration to be paid by the proposed purchaser in an arms-length transaction, all of the Purchaser's pro rata portion of the Additional Securities. The Purchaser's pro rata portion shall be such number of securities as may be necessary so that the Purchaser's fully diluted Voting Stock ownership percentage (represented by the number of shares of Voting Stock owned by it or its Affiliates or issuable upon the exercise of the Warrant) is not reduced as a result of such Preemptive Rights Transaction. If the Purchaser fails to accept such offer by written notice ten (10) days after its receipt of the Preemptive Right Notice, the Purchaser's rights hereunder with respect to the proposed Preemptive Rights Transaction shall be deemed waived, and the Company may proceed with the proposed issue or sale of the Additional Securities, free of any right on the part of the Purchaser under this Section 3.3 in respect thereof.

                  (b) This Section 3.3 shall not apply to (i) issuances or sales of options or warrants following the date hereof pursuant to, or issuances or sales of Common Stock upon exercise of any employee stock option that is granted following the date hereof under, any plan for officers, employees or directors of the Company approved by the Board of Directors in an amount not to exceed 10% of the fully diluted shares of Common Stock on the date hereof, (ii) issuances or sales of Common Stock pursuant to a merger of the Company or a Subsidiary of the Company into or with another entity or an acquisition by the Company of a Subsidiary of the Company or another business or corporation, (iii) issuances of Common Stock in a public offering, (iv) except as provided in clause (v) hereof, issuances or sales of Common Stock upon the exercise, exchange or conversion of any other rights, options, warrants or convertible securities (it being understood that a Preemptive Rights Offer shall be made at the time of the issuance by the Company of such rights, options, warrants or convertible securities), (v) the issuance or sale of Common Stock to Niagara Mohawk Energy ("NME") or its successors and assigns in connection with NME's (or such successors' and assigns') sale to the Company of a 25% membership interest in Telergy Central LLC (the "NME Sale") if an adjustment in the Exercise Price and number of shares of Common Stock issuable upon exercise of a Warrant has been made under Section 8(b)(ii) of the Warrant Certificate or (vi) the issuance or sale of Common Stock to Teleglobe Inc. or its successors and assigns if an adjustment in the Exercise Price and number of shares of Common Stock issuable upon exercise of a Warrant has been made under Section 8(b)(iii) of the Warrant Certificate.

                                   ARTICLE IV

                                   Termination

                  The provisions of this Agreement shall terminate on the date on which the Voting Stock owned by Global Crossing or its Affiliates or issuable upon the exercise of the Warrant constitutes less than five percent (5%) of the sum of (i) the issued and outstanding shares of the Voting Stock of the Company plus (ii) the shares of Voting

Stock of the Company issuable upon the exercise of options, warrants and other convertible securities which are then exercisable. Notwithstanding the foregoing, except with respect to the NME Sale, the provisions of Section 3.3 shall terminate upon the completion of an Initial Public Offering.

                                    ARTICLE V

                                  Miscellaneous

                  Section 5.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) upon delivery if sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) upon delivery if deposited with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (a) if to the Purchaser, to:

                                GC Dev. Co., Inc.
                                150 El Camino Drive, Suite 204
                                Beverly Hills, California 90212
                                Attn: General Counsel
                                Telecopy: (310) 281-5820

                           with a copy to:

                                Simpson Thacher & Bartlett
                                425 Lexington Avenue
                                New York, New York 10017
                                Attn: Alan M. Klein, Esq.
                                Facsimile: (212) 455-2502

                      (b) if to the Kelly Shareholders, to:

                                Brian P. Kelly
                                One Telergy Parkway
                                East Syracuse, New York 13057

                                Kevin M. Kelly
                                One Telergy Parkway
                                East Syracuse, New York 13057

                                William M. Kelly, Jr.
                                One Telergy Parkway

                          East Syracuse, New York 13057

                           with a copy to:

                               Victoria A. Ramundo
                               Telergy, Inc.
                               20 Corporate Woods
                               Albany, New York 12211
                               Facsimile: (518) 463-9937

                 (c) if to the Company, to:

                               Telergy, Inc.
                               One Telergy Parkway
                               East Syracuse, New York 13057
                               Attn: Chief Executive Officer
                               Facsimile: (315) 433-5358


                           with a copy to:

                               Telergy, Inc.
                               20 Corporate Woods
                               Albany, New York 12211
                               Attn: General Counsel
                               Facsimile: (518) 463-9937


or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

                  Section 5.2 Entire Agreement. This Agreement, the Amended and Restated Securities Purchase Agreement and the other Ancillary Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects thereto and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  Section 5.3 Amendment. This Agreement may be amended or modified only upon the written consent of the Company, the Kelly Shareholders and the Purchaser (or its assigns).

                  Section 5.4 Waiver. The obligations of a party under this Agreement may be waived only with the written consent of all of the other parties to this Agreement.

                  Section 5.5 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on a party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under this Agreement or otherwise afforded to any party shall be cumulative and not alternative.


         Section 5.6 Separability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         Section 5.8 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York.

         Section 5.9 Submission to Jurisdiction. (a) Each party hereto irrevocably consents to the exclusive jurisdiction and venue of the courts of the State of New York and the courts of the United States for the Northern or Southern Districts of New York, and in the courts hearing appeals therefrom, for the resolution of any dispute, action, suit or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 5.9, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.

                  (b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the State of New York or any court of the United States for the Northern or

Southern Districts of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

                  Section S.10 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Preferred Shares, the Warrant or the Warrant Shares from time to time. Subject to applicable law and except with respect to Sections 2.1 and 2.2, the Purchaser may assign its rights under this Agreement in whole or in part, but no such assignment shall relieve the Purchaser of its obligations hereunder and any assignee shall agree in writing to be bound by the terms of this Agreement and the Ancillary Documents. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Purchaser. Any purported assignment in violation of this Section shall be void.

                  Section 5.11 Titles and subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized representatives, all as of the date first above written.


TELERGY, INC.


By:     /s/ Kevin J. Kelly
   -------------------------------
   Name:  Kevin J. Kelly
   Title: Executive Vice President


GC DEV. CO., INC.


By:     /s/ Barry Porter
   -------------------------------
   Name:  Barry Porter
   Title: President

/s/ Brian Kelly
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Brian P. Kelly

/s/ Kevin J. Kelly
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Kevin J. Kelly

/s/ William M. Kelly
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William M. Kelly